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                                                                    EXHIBIT 99.1
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                        WALKER INTERACTIVE SYSTEMS, INC.

                 1993 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                          Adopted on January 28, 1993
                 Approved by the Stockholders on April 23, 1993
                            Amended on March 3, 1995
                  Approved by the Stockholders on May 25, 1995
                           Amended on March 12, 1996
                  Approved by the Stockholders on May 9, 1996

1.     PURPOSE.
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       (a) The purpose of the 1993 Non-Employee Directors' Stock Option Plan
(the "Plan") is to provide a means by which each director of Walker Interactive Systems, Inc., a Delaware corporation (the "Company"), who is not otherwise an employee of the Company or of any Affiliate of the Company (each such person being hereafter referred to as a "Non-Employee Director") will be given an opportunity to purchase stock of the Company.

       (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

       (c) The Company, by means of the Plan, seeks to retain the services of persons now serving as Non-Employee Directors of the Company, to secure and retain the services of persons capable of serving in such capacity, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

       (d) The Company intends that the options issued under the Plan not be incentive stock options as that term is used in Section 422 of the Code.

2.     ADMINISTRATION.
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       (a) The Plan shall be administered by the Board of Directors of the
Company (the "Board") unless and until the Board delegates administration to a committee, as provided in subparagraph 2 (c).

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       (b) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.     SHARES SUBJECT TO THE PLAN.
       --------------------------

       (a) Subject to the provisions of paragraph 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under the Plan shall not exceed in the aggregate two hundred fifty thousand (250,000) shares of the Company's common stock. If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the Plan.

       (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.     ELIGIBILITY.
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       Options shall be granted only to Non-Employee Directors of the Company.

5.     NON-DISCRETIONARY GRANTS.
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       (a) Each person who is, after the date of the approval of the Plan by the
Board (the "Adoption Date"), elected for the first time to be a Non-Employee Director of the Company shall, upon the date of his or her initial election to be a Non-Employee Director by the Board or stockholders of the Company, be automatically granted an option to purchase twelve thousand (12,000) shares of common stock of the Company on the terms and conditions set forth herein; provided however, that each person elected for the first time as a Non-Employee Director of the Company after March 12, 1996 shall, upon the date of such election, be automatically granted an option to purchase fifteen thousand (15,000) shares of common stock of the Company.

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       (b) Each person who is, as of the Adoption Date, a Non-Employee Director
of the Company shall, on the Adoption Date, be automatically granted an option to purchase three thousand (3,000) shares of common stock of the Company on the terms and conditions set forth herein.

       (c) After the Adoption Date, so long as any such person remains a Non-Employee Director of the Company and the Plan remains in effect, each Non-Employee Director shall, on January 2 of each calendar year, commencing January 2, 1994, be automatically granted an option to purchase three thousand (3,000) shares of common stock of the Company on the terms and conditions set forth herein; provided however, that, effective January 2, 1997, each Non-Employee Director of the Company shall be automatically granted an option to purchase six thousand (6,000) shares of common stock of the Company.

6.     OPTION PROVISIONS.
       -----------------

       Each option shall contain the following terms and conditions:

       (a) No option shall be exercisable after the expiration of ten (10) years from the date it was granted. In any and all circumstances, an option may be exercised following termination of the optionee's service as a Non-Employee Director of the Company only as to that number of shares as to which it was vested (i.e. exercisable) on the date of termination of such service under the provisions of subparagraph 6(e).

       (b) The exercise price of each option shall be one hundred percent (100%) of the fair market value of the stock subject to such option on the date such option is granted.

       (c) The purchase price of stock acquired pursuant to an option shall be paid, to the extent permitted by applicable statutes and regulations, either () in cash at the time the option is exercised, or () provided that at the time of the exercise the Company's common stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of shares of common stock of the Company already owned by the optionee, held for the period required to avoid any charge to the Company's reported earnings that would not be incurred if the exercise price was paid in cash, and owned free and clear of any liens, claims, encumbrances or security interest, which common stock shall be valued at fair market value on the date preceding

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the date of exercise, or (3) by a combination of such methods of payment.

       (d) An option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the option is granted only by such person or by his or her guardian or legal representative.

       (e) An option granted pursuant to the Plan shall vest (i.e. become exercisable) with respect to each optionee in four (4) equal quarterly installments commencing on the date three months after the date of grant of the option, provided that the optionee has, during the entire quarterly period to such vesting date, continuously served as a Non-Employee Director of the Company, whereupon such option shall become fully exercisable in accordance with its terms with respect to that portion of the shares represented by that installment. Notwithstanding the foregoing, an option granted after March 12, 1996 pursuant to Section 5(a) of the Plan shall vest with respect to each optionee in three (3) equal annual installments commencing on the first anniversary after the date of grant of the option, provided that the optionee has, during the entire annual period prior to such vesting date, continuously served as a Non-Employee Director of the Company where upon such option shall become fully exercisable in accordance with its terms with respect to that portion of the shares represented by that installment.

       (f) The Company may require any optionee, or any person to whom an option is transferred under subparagraph 6(d), as a condition of exercising any such option: (1) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the option has been registered under a then-currently-effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii), as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then-applicable securities laws.

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       (g) Notwithstanding anything to the contrary contained herein, an option may not be exercised unless the shares issuable upon exercise of such option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

7.     COVENANTS OF THE COMPANY.
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       (a) During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

       (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan, or any stock issued or issuable pursuant to any such option. If the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options.

8.     USE OF PROCEEDS FROM STOCK.
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       Proceeds from the sale of stock pursuant to options granted under the
Plan shall constitute general funds of the Company.

9.     MISCELLANEOUS.
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       (a) Neither an optionee nor any person to whom an option is transferred under subparagraph 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

       (b) Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any Non-Employee Director any right to continue in the service of the Company or any Affiliate or shall affect any right of the Company, its Board or

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stockholders or any Affiliate to terminate the service of any Non-Employee
Director with or without cause.

       (c) No Non-Employee Director, individually or as a member of a group, and no beneficiary or other person claiming under or through him or her, shall have any right, title or interest in or to any option reserved for the purposes of the Plan except as to such shares of common stock, if any, as shall have been reserved for him or her pursuant to an option granted to him or her.

       (d) In connection with each option made pursuant to the Plan, it shall be a condition precedent to the Company's obligation to issue or transfer shares to a Non-Employee Director, or an affiliate of such Non-Employee Director, or to evidence the removal of any restrictions on transfer, that such Non-Employee Director make arrangements satisfactory to the Company to insure that the amount of any federal or other withholding tax required to be withheld with respect to such sale or transfer, or such removal or lapse, is made available to the Company for timely payment of such tax.

10.    ADJUSTMENTS UPON CHANGES IN STOCK.
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       (a) If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding options.

       (b) In the event of: (1) a merger or consolidation in which the Company is not the surviving corporation; (2) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (3) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then the time during which outstanding options may be exercised shall be accelerated to permit the optionee to exercise all such options prior to such merger,

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consolidation, reverse merger or reorganization, and the options terminated if not exercised prior to such event.

11.    AMENDMENT OF THE PLAN.
       ---------------------

       (a) The Board at any time, and from time to time, may amend the Plan, provided, however, that the Board shall not amend the plan more than once every six months, with respect to the provisions of the plan which relate to the amount, price and timing of grants, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder. Except as provided in paragraph 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

            (1) Increase the number of shares reserved for options under the Plan;

            (2) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act); or

            (3) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act.

       (b) Rights and obligations under any option granted before any amendment of the Plan shall not be altered or impaired by such amendment of the Plan unless (i) the Company requests the consent of the person to whom the option was granted and (ii) such person consents in writing.

12.    TERMINATION OR SUSPENSION OF THE PLAN.
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       (a) The Board may suspend or terminate the Plan at any time.  Unless sooner terminated, the Plan shall terminate on January 28, 2003. No options may be granted under the Plan while the Plan is suspended or after it is terminated.

       (b) Rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by

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suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

       (c) The Plan shall terminated upon the occurrence of any of the events described in paragraph 10(b) above.

13.    EFFECTIVE DATE OF PLAN; CONDITIONS OF EXERCISE.
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       (a) The Plan shall become effective upon adoption by the Board of
Directors, subject to the condition subsequent that the Plan is approved by the stockholders of the Company.

       (b) No option granted under the Plan shall be exercised or exercisable unless and until the condition of subparagraph 13(a) above has been met.

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